EXHIBIT 16.1

October 4, 2016

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549

Re: Axiom Holdings, Inc.

We have read the statements of Axiom Holdings, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated October 4, 2016 and agree with such statements as they pertain to our firm.

Sincerely,

Sadler, Gibb & Associates, LLC

Salt Lake City, Utah
October 4, 2016